Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Winston Johnson, Chief Executive Officer of Media and Entertainment.com, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2004, to which this certification accompanies (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)

the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004

/s/ Winston Johnson

Winston Johnson,

            Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Media and Entertainment.com, Inc. and will be retained by Media and Entertainment.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.